Exhibit 99.2

Marin Software Announces Fourth Quarter and Full Year 2014 Financial Results

•	Record fourth quarter net revenues of $27.0 million, up 24% year-over-year

•	23rd consecutive quarter of sequential quarterly revenue growth

•	Record 2014 net revenues of $99.4 million, up 29% year-over-year

•	Managed $7.2 billion in annualized marketing spend on Marin’s platform

•	Announced signing of agreement to acquire Europe’s top social advertising platform, SocialMoov

San Francisco, CA (February 5, 2015) – Marin Software Incorporated (NYSE: MRIN), provider of a leading cross-channel performance advertising cloud for advertisers and agencies, today announced financial results for the fourth quarter and full year ended December 31, 2014.

“Over the course of 2014, we made several meaningful improvements to the organization and go-to-market model to better support our vision in the Ad Cloud market,” said David A. Yovanno, Chief Executive Officer of Marin. “With the acquisition of SocialMoov that we announced today, these changes are largely complete. Marin is now the only independent vendor capable of providing best-in-class functionality across search, display and social in an open, transparent platform. When combined with the unique intent data derived from over $7.2 billion in ad spend managed on our platform, we believe that Marin is uniquely positioned to benefit from the industry trends driving the Ad Cloud market and well positioned for future growth.”

Fourth Quarter 2014 Financial Highlights:

•	Net Revenues: Net revenues totaled $27.0 million, a year-over-year increase of 24% when compared to $21.8 million in the fourth quarter of 2013.

•	Gross profit: GAAP gross profit was $17.7 million, resulting in gross margin of 65%, compared to GAAP gross margin of 63% during the fourth quarter of 2013. Non-GAAP gross profit was $18.6 million, resulting in non-GAAP gross margin of 69%, compared to non-GAAP gross margin of 66% during the fourth quarter of 2013.

•	Loss from operations: GAAP loss from operations was ($7.9) million, consistent with ($7.9) million for the fourth quarter of 2013. GAAP operating margin was (29%), compared to (36%) during the fourth quarter of 2013. Non-GAAP loss from operations was ($4.6) million, compared to ($6.9) million for the fourth quarter of 2013. Non-GAAP operating margin was (17%), compared to (32%) during the fourth quarter of 2013.

•	Net loss: Net loss was ($8.8) million or ($0.25) per share based on 35.1 million weighted average shares outstanding. This compares to a net loss of ($8.1) million or ($0.25) per share based upon 32.8 million weighted average shares outstanding for the fourth quarter of 2013.

•	Non-GAAP net loss: Non-GAAP net loss was ($5.3) million or ($0.15) per share based upon 35.1 million weighted average shares outstanding. This compares to ($7.0) million or ($0.21) per share based on 32.8 million weighted average shares outstanding during the fourth quarter of 2013.

•	Adjusted EBITDA: Adjusted EBITDA was a loss of ($3.1) million, as compared to a loss of ($5.6) million for the fourth quarter of 2013.

•	Balance Sheet: As of December 31, 2014, cash and cash equivalents totaled $68.3 million, compared to $104.4 million as of December 31, 2013.

Full Year 2014 Financial Highlights:

•	Net Revenues: Net revenues totaled $99.4 million, a year-over-year increase of 29% when compared to $77.3 million in 2013.

•	Gross profit: GAAP gross profit was $63.7 million, resulting in gross margin of 64%, compared to GAAP gross margin of 60% during 2013. Non-GAAP gross profit was $66.8 million, resulting in non-GAAP gross margin of 67%, compared to non-GAAP gross margin of 62% during 2013.

•	Loss from operations: GAAP loss from operations was ($34.0) million, compared to ($34.3) million in 2013. GAAP operating margin was (34%), compared to (44%) during 2013. Non-GAAP loss from operations was ($24.5) million, compared to ($31.2) million for 2013. Non-GAAP operating margin was (25%), compared to (40%) during 2013.

•	Net loss: Net loss was ($33.2) million or ($0.97) per share based on 34.2 million weighted average shares outstanding. This compares to a net loss of ($35.9) million or ($1.36) per share based upon 26.3 million weighted average shares outstanding for 2013.

•	Non-GAAP net loss: Non-GAAP net loss was ($25.9) million or ($0.76) per share based upon 34.2 million weighted average shares outstanding. This compares to ($32.2) million or ($1.06) per share based on 30.5 million weighted average shares outstanding during 2013.

•	Adjusted EBITDA: Adjusted EBITDA was ($18.8) million, as compared to ($26.5) million for 2013.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below, under the heading “Non-GAAP Financial Measures.”

Fourth Quarter 2014 and Recent Business Highlights

•	Announced the acquisition of French based SocialMoov, Europe’s top social advertising platform for Facebook and Twitter advertising. SocialMoov offers advertisers and agencies the ability to maximize ROI across Facebook and Twitter. Under the terms of the agreement, total consideration for the deal is anticipated to be $18.75 million, consisting of $8.0 million of cash and $10.75 million in common stock. Up to $2 million dollars in retention equity is also being issued. Marin expects to complete the transaction by mid-February, 2015.

•	Developed support for Yahoo!’s mobile search and native marketplace, Yahoo Gemini. Integration of Yahoo Gemini data into the Marin platform gives advertisers visibility into how their mobile search and native ads are impacting the consumer buying experience and enabling them to optimize campaigns accordingly.

•	To help customers plan and optimize their monthly budgets, Marin released spend forecasting at the client account level. Customers can view their projected, actual and cumulative advertising spend for the current calendar month, enabling easier and more accurate creation of budgets.

•	Generated a new campaign cloner tool, allowing customers to copy their location targeting settings from Google campaigns to Bing campaigns for faster setup. Marin also developed support for new Bing radius targeting capabilities, which allows advertisers to serve more relevant ads based on consumers’ locations.

•	Released support for Facebook’s new campaign structure which was designed to streamline campaign management for audience targeting. Marin Social customers are able to take full advantage of the new Facebook campaign structure to maximize Facebook advertisement placement and bidding.

•	Made key additions to our leadership team. Marin added Daina Middleton, head of global business marketing at Twitter and former chief executive officer at Performics, to the Board of Directors. Avik Dey, former worldwide director of Hadoop engineering at Intel, joined Marin as executive vice president of technology to lead advancements in the Marin platform. Stephen Kim joined as executive vice president and general counsel to oversee legal and human resources.

•	Recognized as the Best PPC Management Software at both the US and UK Search Awards. The Search Awards honor top brands and technology providers in search marketing, celebrating the best in paid-search, SEO and digital advertising.

•	Increased the number of active advertisers leveraging the Marin platform. During the fourth quarter, 818 active advertisers utilized the Marin platform, as compared to 673 that utilized the Marin platform during the fourth quarter of 2013. Marin defines active advertisers as an advertiser from whom Marin recognized revenues in excess of $2,000 in at least one month during the quarter.

Financial Outlook:

As of February 5, 2015, Marin is initiating guidance for its first quarter and full year 2015, including contributions from the assumed mid-February, 2015 close of SocialMoov, as follows:

Forward-Looking Guidance

In millions, except per share data

	Range of Estimate
	From	To
Three Months Ending March 31, 2015
Revenues, net	$25.5	$26.0
Non-GAAP loss from operations	$(7.0)	$(6.5)
Non-GAAP net loss per share	$(0.21)	$(0.19)
Weighted average shares outstanding	36.1

Year Ending December 31, 2015

Revenues, net	$114.0	$116.0
Non-GAAP loss from operations	$(21.0)	$(19.0)
Non-GAAP net loss per share	$(0.60)	$(0.55)
Weighted average shares outstanding	37.3

Non-GAAP loss from operations and non-GAAP net loss per share excludes the effects of stock-based compensation, amortization of internally developed software, amortization of intangible assets, noncash expenses related to warrants, non-recurring costs associated with acquisitions, benefit from income taxes related to acquisition and capitalization of internally developed software.

Quarterly Results Conference Call

Marin Software will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the Company’s financial results for the quarter and full year ended December 31, 2014 and its outlook for the future. To access the call, please dial (877) 705-6003 in the U.S. or (201) 493-6725 internationally with reference to the company name and conference title. A live webcast of the conference call will be accessible from Marin Software’s website at: http://investor.marinsoftware.com/. Following the completion of the call through 11:59 p.m. EST on February 12, 2015 a recording will be available for replay at: http://investor.marinsoftware.com/ and a telephone replay will be available by dialing (877) 870-5176 in the U.S. or (858) 384-5517 internationally with the recording access code 13598809.

About Marin Software

Marin Software Incorporated (NYSE:MRIN) provides a leading cross-channel performance advertising cloud for advertisers and agencies to measure, manage and optimize more than $7.2 billion in annualized ad spend across the web and mobile devices. Offering an integrated SaaS platform for search, display and social advertising, Marin helps digital marketers improve financial performance, save time, and make better decisions. Advertisers use Marin to create, target, and convert precise audiences based on recent buying signals from users’ search, social and display interactions. Headquartered in San Francisco with offices in nine countries, Marin’s technology powers marketing campaigns around the globe. For more information about Marin’s products, please visit: http://www.marinsoftware.com/solutions/overview.

Non-GAAP Financial Measures

Marin uses certain non-GAAP financial measures in this release. Marin uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance. Marin believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures that Marin uses may differ from measures that other companies may use.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Marin defines non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP gross profit, non-GAAP operating loss and non-GAAP net loss as the respective GAAP balances, adjusted for stock-based compensation expense, the amortization of intangible assets, the capitalization of internally developed software, noncash expenses related to the issuance of warrants, the amortization of internally developed software, the benefit from income taxes related to acquisition and the non-recurring costs associated with acquisitions. Non-GAAP net loss per share is calculated as non-GAAP net loss divided by the weighted average shares outstanding that are adjusted to assume the conversion of outstanding preferred shares to common shares as of the beginning of the period.

Marin defines Adjusted EBITDA as net loss, adjusted for stock-based compensation expense, depreciation, the amortization of internally developed software, the amortization of intangible assets, the capitalization of internally developed software, interest expense, net, the benefit from or provision for income taxes, other income (expenses), net and the non-recurring costs associated with acquisitions. These amounts are often excluded by other companies to help investors understand the operational performance of their business. The Company uses Adjusted EBITDA as a measurement of its operating performance because it assists in comparing the operating performance on a consistent basis by removing the impact of certain non-cash and non-operating items. Adjusted EBITDA reflects an additional way of viewing aspects of the operations that Marin believes, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting its business.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Marin’s business, growth, position in the industry, product capabilities and future financial results, including its outlook for the first quarter of 2015 and fiscal year 2015. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to our ability to grow sales to new and existing customers; our ability to expand our sales and marketing capabilities; our ability to retain and attract qualified management and technical personnel; competitive factors, including but not limited to pricing pressures, entry of new competitors and new applications; quarterly fluctuations in our operating results due to a number of factors; delays, reductions or slower growth in the amount spent on online and mobile advertising and the development of the market for cloud-based software; adverse changes in our relationships with and access to publishers and advertising agencies; level of usage and advertising spend managed on our platform; our ability to expand sales of our solutions in channels other than search advertising; the development of the market for digital advertising or revenue acquisition management; acceptance and continued usage of our platform and services by customers and our ability to provide high-quality technical support to our customers; material defects in our platform, service interruptions at our single third-party data center or breaches in our security measures; our ability to develop enhancements to our platform; our ability to protect our intellectual property; our ability to manage risks associated with international operations; near term changes in sales of our software services or spend under management may not be immediately reflected in our results due to our subscription business model; adverse changes in general economic or market conditions; and the ability to acquire and integrate other businesses, including our acquisitions of Perfect Audience and SocialMoov. These forward looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent report on Form 10-K, recent reports on Form 10-Q and current reports on Form 8-K which we may file from time to time, all of which are available free of charge at the SEC’s website at www.sec.gov. Any of these risks could cause actual results to differ materially from expectations set forth in the forward-looking statements. All forward-looking statements in this press release reflect Marin’s expectations as of February 5, 2015. Marin assumes no obligation to, and expressly disclaims any obligation to update any such forward-looking statements after the date of this release.

Investor Relations Contact:

Greg Kleiner

ICR for Marin Software

415-762-0327

ir@marinsoftware.com

Media Contact:

Greg Kunkel

Corporate Communications, Marin Software

415-857-7663

press@marinsoftware.com

Marin Software Inc.

Condensed Consolidated Balance Sheets

(On a GAAP basis)

(Unaudited; in thousands, except par value)	December 31, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$68,253	$104,407
Accounts receivable, net	18,726	14,921
Prepaid expenses and other current assets	4,751	2,695

Total current assets	91,730	122,023
Property and equipment, net	16,274	14,417
Intangible assets, net	7,399	—
Goodwill	11,527	—
Other noncurrent assets	1,287	937

Total assets	$128,217	$137,377

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,737	$1,018
Accrued expenses and other current liabilities	12,053	10,950
Deferred revenues	2,052	2,566
Current portion of long-term debt	2,587	3,253

Total current liabilities	20,429	17,787
Long-term debt, less current portion	621	2,962
Other long term liabilities	1,050	1,284

Total liabilities	22,100	22,033

Stockholders’ equity
Common stock, $0.001 par value	35	33
Additional paid-in capital	253,221	228,512
Accumulated deficit	(146,392)	(113,201)
Accumulated other comprehensive loss	(747)	—

Total stockholders’ equity	106,117	115,344

Total liabilities and stockholders’ equity	$128,217	$137,377

Marin Software Inc.

Condensed Consolidated Statements of Operations

(On a GAAP basis)

	Three Months Ended December 31,		Year Ended December 31,
(Unaudited; in thousands, except per share data)	2014	2013	2014	2013
Revenues, net	$27,002	$21,829	$99,354	$77,315
Cost of revenues (1) (2)	9,323	8,097	35,614	31,109

Gross profit	17,679	13,732	63,740	46,206

Operating expenses (1) (2)
Sales and marketing	11,563	11,709	47,716	42,799
Research and development	8,217	5,660	28,751	20,715
General and administrative	5,791	4,273	21,257	17,028

Total operating expenses	25,571	21,642	97,724	80,542

Loss from operations	(7,892)	(7,910)	(33,984)	(34,336)
Interest expense, net	(16)	(78)	(177)	(453)
Other expenses, net	(385)	(66)	(466)	(571)

Loss before (provision for) benefit from income taxes	(8,293)	(8,054)	(34,627)	(35,360)
(Provision for) benefit from income taxes	(537)	(7)	1,456	(492)

Net loss	$(8,830)	$(8,061)	$(33,171)	$(35,852)

Net loss per common share, basic and diluted	$(0.25)	$(0.25)	$(0.97)	$(1.36)

Weighted-average shares outstanding, basic and diluted	35,060	32,768	34,210	26,312

(1) Includes stock-based compensation expense as follows:

Cost of revenues	$189	$198	$765	$887
Sales and marketing	513	301	1,895	1,304
Research and development	1,337	356	3,785	1,346
General and administrative	849	411	2,797	1,681

Total	$2,888	$1,266	$9,242	$5,218

(2) Includes amortization of intangible assets as follows:

Cost of revenues	$171	$—	$399	$—
Sales and marketing	112	—	261	—
Research and development	170	—	397	—
General and administrative	32	—	75	—

Total	$485	$—	$1,132	$—

Marin Software Inc.

Condensed Consolidated Statements of Cash Flows

(On a GAAP basis)

	Year Ended December 31,
(Unaudited; in thousands)	2014	2013
Operating activities
Net loss	$(33,171)	$(35,852)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	5,669	4,722
Amortization of internally developed software	1,905	1,156
Amortization of intangible assets	1,132	—
Noncash interest expense related to warrants issued in connection with debt	123	251
Change in the valuation of outstanding preferred stock warrants	—	238
Stock-based compensation	9,242	5,218
Loss on disposal of property and equipment	16	10
Provision for bad debt	821	359
Deferred income tax benefits	(2,258)	(91)
Excess tax benefits from stock-based award activities	(126)	(119)
Changes in operating assets and liabilities, net of effect of acquisition
Accounts receivable	(4,561)	(2,147)
Prepaid expenses and other current assets	(2,009)	(881)
Other assets	(497)	(524)
Accounts payable	1,387	75
Deferred revenues	(540)	1,948
Accrued expenses and other current liabilities	(1,523)	2,240

Net cash used in operating activities	(24,390)	(23,397)

Investing activities
Purchases of property and equipment	(5,317)	(5,023)
Capitalization of internally developed software	(3,146)	(3,216)
Acquisition of business, net of cash acquired	(4,151)	—

Net cash used in investing activities	(12,614)	(8,239)

Financing activities
Proceeds from issuance of common stock in initial public offering, net of issuance costs	—	109,414
Proceeds from issuance of note payable, net of issuance costs	—	1,667
Repayment of note payable	(3,130)	(9,660)
Repurchase of unvested shares	(20)	(77)
Proceeds from exercise of common stock options	2,472	1,541
Proceeds from employee stock purchase plan	1,402	1,499
Excess tax benefits from stock-based award activities	126	119

Net cash provided by financing activities	850	104,503

Net (decrease) increase in cash and cash equivalents	(36,154)	72,867
Cash and cash equivalents
Beginning of period	104,407	31,540

End of period	$68,253	$104,407

Supplemental disclosure of noncash investing and financing activities
Purchases of property and equipment recorded in accounts payable and accrued expenses	$1,364	$208
Acquisition of equipment through capital lease	—	3,167
Conversion of convertible preferred stock to common stock	—	105,710
Conversion of warrant to purchase convertible preferred stock to common stock warrant	—	745
Issuance of common stock under employee stock purchase plan	1,402	1,231
Issuance of common stock in connection with business acquisition	11,195	—
Accrued debt issuance costs	—	38

Marin Software Inc.

Reconciliation of GAAP to Non-GAAP Expenses (1)

(Unaudited; in thousands)	Three Months Ended				Year Ended	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,	March 31,	June 30,	September 30,	December 31,	December 31,
	2013	2013	2013	2013	2013	2014	2014	2014	2014	2014
Sales and Marketing (GAAP)	$10,459	$10,350	$10,281	$11,709	$42,799	$11,989	$11,978	$12,186	$11,563	$47,716
Less Stock-based compensation	(293)	(361)	(349)	(301)	(1,304)	(403)	(449)	(530)	(513)	(1,895)
Less Amortization of intangible assets	—	—	—	—	—	—	(37)	(112)	(112)	(261)

Sales and Marketing (Non-GAAP)	$10,166	$9,989	$9,932	$11,408	$41,495	$11,586	$11,492	$11,544	$10,938	$45,560
Research and Development (GAAP)	$5,079	$4,904	$5,072	$5,660	$20,715	$6,083	$6,627	$7,824	$8,217	$28,751
Less Stock-based compensation	(308)	(303)	(379)	(356)	(1,346)	(437)	(649)	(1,362)	(1,337)	(3,785)
Less Amortization of intangible assets	—	—	—	—	—	—	(57)	(170)	(170)	(397)
Plus Capitalization of internally developed software	632	916	1,018	650	3,216	617	729	1,035	765	3,146

Research and Development (Non-GAAP)	$5,403	$5,517	$5,711	$5,954	$22,585	$6,263	$6,650	$7,327	$7,475	$27,715
General and Administrative (GAAP)	$4,048	$4,026	$4,681	$4,273	$17,028	$4,416	$5,368	$5,682	$5,791	$21,257
Less Stock-based compensation	(419)	(400)	(451)	(411)	(1,681)	(446)	(651)	(851)	(849)	(2,797)
Less Amortization of intangible assets	—	—	—	—	—	—	(11)	(32)	(32)	(75)
Less Acquisition related expenses	—	—	—	—	—	—	(217)	(8)	(125)	(350)

General and Administrative (Non-GAAP)	$3,629	$3,626	$4,230	$3,862	$15,347	$3,970	$4,489	$4,791	$4,785	$18,035

(1)	The sum of the quarterly financial information may vary from full year financial information due to rounding.

Marin Software Inc.

Reconciliation of GAAP to Non-GAAP Measures (1)

(Unaudited; in thousands)	Three Months Ended				Year Ended	Three Months Ended				Year Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	December 31, 2014
Gross Profit (GAAP)	$9,783	$10,522	$12,169	$13,732	$46,206	$14,432	$15,090	$16,539	$17,679	$63,740
Plus Stock-based compensation	205	245	239	198	887	211	192	173	189	765
Plus Amortization of internally developed software	227	256	303	370	1,156	445	465	480	515	1,905
Plus Amortization of intangible assets	—	—	—	—	—	—	57	171	171	399

Gross Profit (Non-GAAP)	$10,215	$11,023	$12,711	$14,300	$48,249	$15,088	$15,804	$17,363	$18,554	$66,809

Operating Loss (GAAP)	$(9,803)	$(8,758)	$(7,865)	$(7,910)	$(34,336)	$(8,056)	$(8,883)	$(9,153)	$(7,892)	$(33,984)
Plus Stock-based compensation	1,225	1,309	1,418	1,266	5,218	1,497	1,941	2,916	2,888	9,242
Plus Amortization of internally developed software	227	256	303	370	1,156	445	465	480	515	1,905
Plus Amortization of intangible assets	—	—	—	—	—	—	162	485	485	1,132
Plus Acquisition related expenses	—	—	—	—	—	—	217	8	125	350
Less Capitalization of internally developed software	(632)	(916)	(1,018)	(650)	(3,216)	(617)	(729)	(1,035)	(765)	(3,146)

Operating Loss (Non-GAAP)	$(8,983)	$(8,109)	$(7,162)	$(6,924)	$(31,178)	$(6,731)	$(6,827)	$(6,299)	$(4,644)	$(24,501)

Net Loss (GAAP)	$(10,501)	$(9,097)	$(8,193)	$(8,061)	$(35,852)	$(8,306)	$(6,791)	$(9,244)	$(8,830)	$(33,171)
Plus Stock-based compensation	1,225	1,309	1,418	1,266	5,218	1,497	1,941	2,916	2,888	9,242
Plus Amortization of internally developed software	227	256	303	370	1,156	445	465	480	515	1,905
Plus Amortization of intangible assets	—	—	—	—	—	—	162	485	485	1,132
Plus Noncash expenses related to warrants	310	73	53	53	489	46	46	22	9	123
Plus Acquisition related expenses	—	—	—	—	—	—	217	8	125	350
Less Capitalization of internally developed software	(632)	(916)	(1,018)	(650)	(3,216)	(617)	(729)	(1,035)	(765)	(3,146)
Less Effects of income taxes related to acquisition	—	—	—	—	—	—	(2,603)	—	318	(2,285)

Net Loss (Non-GAAP)	$(9,371)	$(8,375)	$(7,437)	$(7,022)	$(32,205)	$(6,935)	$(7,292)	$(6,368)	$(5,255)	$(25,850)

(1)	The sum of the quarterly financial information may vary from full year financial information due to rounding.

Marin Software Inc.

Calculation of Non-GAAP Earnings Per Share (1)

(Unaudited; in thousands, except per share data)	Three Months Ended				Year Ended	Three Months Ended				Year Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	December 31, 2014
Net Loss (Non-GAAP)	$(9,371)	$(8,375)	$(7,437)	$(7,022)	$(32,205)	$(6,935)	$(7,292)	$(6,368)	$(5,255)	$(25,850)

Weighted-average shares outstanding, basic and diluted	7,365	32,237	32,522	32,768	26,312	33,112	33,771	34,849	35,060	34,210
Additional weighted average shares giving effect to conversion of convertible preferred stock at the beginning of the period	16,877	—	—	—	4,162	—	—	—	—	—

Shares used in computing non-GAAP net loss per share, basic and diluted	24,242	32,237	32,522	32,768	30,474	33,112	33,771	34,849	35,060	34,210

Non-GAAP net loss per common share, basic and diluted	$(0.39)	$(0.26)	$(0.23)	$(0.21)	$(1.06)	$(0.21)	$(0.22)	$(0.18)	$(0.15)	$(0.76)

Reconciliation of Net Loss to Adjusted EBITDA
(Unaudited; in thousands)	Three Months Ended				Year Ended	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,	March 31,	June 30,	September 30,	December 31,	December 31,
	2013	2013	2013	2013	2013	2014	2014	2014	2014	2014
Net loss	$(10,501)	$(9,097)	$(8,193)	$(8,061)	$(35,852)	$(8,306)	$(6,791)	$(9,244)	$(8,830)	$(33,171)
Depreciation	1,008	1,121	1,299	1,294	4,722	1,350	1,367	1,428	1,524	5,669
Amortization of internally developed software	227	256	303	370	1,156	445	465	480	515	1,905
Amortization of intangible assets	—	—	—	—	—	—	162	485	485	1,132
Interest expense, net	184	109	82	78	453	66	62	33	16	177
Provision for (benefit from) income taxes	106	149	230	7	492	188	(2,440)	259	537	(1,456)

EBITDA	(8,976)	(7,462)	(6,279)	(6,312)	(29,029)	(6,257)	(7,175)	(6,559)	(5,753)	(25,744)
Stock-based compensation	1,225	1,309	1,418	1,266	5,218	1,497	1,941	2,916	2,888	9,242
Capitalization of internally developed software	(632)	(916)	(1,018)	(650)	(3,216)	(617)	(729)	(1,035)	(765)	(3,146)
Acquisition related expenses	—	—	—	—	—	—	217	8	125	350
Other expenses (income), net	408	81	16	66	571	(4)	286	(201)	385	466

Adjusted EBITDA	$(7,975)	$(6,988)	$(5,863)	$(5,630)	$(26,456)	$(5,381)	$(5,460)	$(4,871)	$(3,120)	$(18,832)

(1)	The sum of the quarterly financial information may vary from full year financial information due to rounding.